CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 6 to Form SB-2 of our report dated June 10, 2006 and restated August 3, 2006 relating to the consolidated financial statements of Grant Enterprises Inc. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Gately & Associates, LLC
Certified Public Accountants
Altamonte Springs, FL

November 2, 2006